UNDERWRITING AGREEMENT

                                2,000,000 Shares*

                              CARDIOPULMONARY CORP.
                                  Common Stock
                                ($.01 Par Value)

                             UNDERWRITING AGREEMENT
                               (this "Agreement")

ADVEST, INC.
CRUTTENDEN ROTH INCORPORATED
As Representatives of the Several Underwriters
c/o Advest, Inc.
One Commercial Plaza
280 Trumbull Street
Hartford, Connecticut  06103

                                          --------------------, 1996


Ladies and Gentlemen:

     SECTION 1. INTRODUCTION. Subject to the terms and conditions hereof, Cardiopulmonary Corp., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,000,000 shares (the "Firm Shares") of Common Stock, $.01 par value (the "Common Stock"), to the several underwriters identified in SCHEDULE A annexed hereto (collectively, the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 300,000 additional shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in
Section 5. The Firm Shares and, to the extent such option is exercised, the Option Shares are hereinafter collectively called the "Shares."

- --------
* Plus an option to acquire up to 300,000 additional shares of Common Stock from the Company to cover over-allotments.

     You, as the representatives of the Underwriters (the "Representatives"), have advised the Company that the Underwriters intend to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares will be $[__] per share.

     The parties hereby agree as follows:

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                ---------------------------------------------

     The Company represents and warrants to, and agrees with, the several Underwriters as follows:

     (a) The Company is a corporation duly organized and incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease the properties owned or leased by it and to conduct its businesses as described in the Prospectus (as hereinafter defined). The Company is duly licensed or qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by the Company or the character of the assets owned or leased by the Company makes such licensure or qualification necessary except where the failure to so qualify would not have a material adverse effect upon the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company (a "Material Adverse Effect"). Complete and correct copies of the Company's Certificate of Incorporation, as from time to time amended (the "Charter") and By-laws, as from time to time amended (the "By-laws") have been delivered to the Representatives, and no changes to the Charter as in effect on the date hereof or By-laws other than the effectiveness of the Amended and Restated Certificate of Incorporation that the Company proposes to file on the First Closing Date and the amendment and restatement of the By-laws (forms of which amendments have been delivered to the Representatives) will be made subsequent to the date of this Agreement and prior to the First Closing Date (as hereinafter defined) or, if later, the Second Closing Date (as hereinafter defined).

     (b) The Company is not in violation of any provision of its Charter. No state of facts exists which, upon notice or lapse of time or both, would constitute a violation of any provision of its Charter.

     (c) At the time of delivery of the Shares to the Underwriters hereunder, all of the issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable, and the descriptions thereof contained in the Prospectus and the Registration Statement (as hereinafter defined) will be complete and accurate in all material respects. The shares of Common Stock issuable upon exercise of the Warrants (as hereinafter defined), will, upon issuance and payment therefor, be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance. There are no preemptive, preferential or other rights to subscribe for or purchase any of the Shares that have not been validly waived, and no shares of Common Stock have been issued in violation of any such rights. The Shares are duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and the Registration Statement. Upon delivery to the Underwriters or upon the Representatives' order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Underwriters will acquire good title to the Shares, free and clear of any lien, claim, security interest or other encumbrance or restriction on transfer.

     (d) No consent, approval, authorization or other order of any regulatory agency is required for the execution or delivery of the Warrants, except as may be required under the Securities Act of 1933, as amended (the "Act") or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

     (e) Except as disclosed in the Prospectus, the Company has not issued (i) any options, warrants or other rights of any description, contractual or otherwise, entitling any person to purchase or receive any class of security from the Company, or (ii) any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of the Company's capital stock, or any of such options, warrants, other rights or convertible securities or obligations.

     (f) The Common Stock has been approved for listing on the National Association of Securities Dealers, Inc. Automated Quotation System (the "Nasdaq") National Market, subject only to official notice of issuance.

     (g) The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Warrants. The execution, delivery and performance by and on behalf of the Company of this Agreement and the Warrants, the performance of the Company's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action; will not violate any provision of the Charter or By-laws of the Company; will not result in the breach, or be in contravention of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of (i) any provision of any lease, franchise, license, indenture, loan agreement, mortgage, deed of trust, voting trust agreement or any other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, (ii) any statute, order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency, authority or other governmental body having jurisdiction over the Company or any of its properties or (iii) any order of any court or regulatory body, administrative agency, authority or other governmental body rendered in any proceeding to which the Company was or is now a party or by which it and/or any of its properties is bound, except those, if any, described in the Prospectus or which would not have a "Material Adverse Effect". Each of this Agreement and the Warrants is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity or contribution may be limited by applicable law and as enforceability of this Agreement may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles being applied to the discretion of a court before which any proceeding may be brought.

     (h) No consent, approval, authorization or other order of, or filing or declaration with, any court or regulatory body, administrative agency or other governmental body of the United States or any other jurisdiction is necessary in connection with the execution, delivery and performance of this Agreement and/or the issuance and/or sale of the Shares by the Company pursuant to this Agreement and/or the consummation of the transactions contemplated by this Agreement, other than such as have been obtained or made by the Company on or before the date of this Agreement, except the registration of the Shares under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Rules and Regulations (as hereinafter defined) and such consents, approvals, authorizations, registrations or qualifications as may be required by the state securities laws ("Blue Sky Laws") applicable to the public offering of the Shares by the several Underwriters or the by-laws and rules of the NASD in connection with the purchase and distribution by the several Underwriters of the Shares.

     (i) The Company has prepared a registration statement on Form S-1 (File No. [333-______]) with respect to the Shares, including a form of preliminary prospectus, in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has filed such registration statement with the Commission under the Act. The Company has prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended preliminary prospectuses as may hereafter be required. The Company has delivered or caused to be delivered to the Representatives without charge two (2) signed copies of such registration statement and each amendment thereto together with two (2) copies of each exhibit filed therewith; one (1) conformed copy of such registration statement and each amendment thereto, but without exhibits, for each of the Underwriters if requested; and such number of the related Preliminary Prospectus (as hereinafter defined) and of the Prospectus as the Representatives heretofore have reasonably requested. As used in this Agreement, the term "Preliminary Prospectus" means each and every prospectus filed with the registration statement and amendments thereto (except the Prospectus). Such registration statement, as amended, has been declared effective by the Commission under the Act and is not proposed to be further amended. If such registration statement, as it may have been amended, omits information in accordance with Rule 430A under the Act, promptly after the execution of this Agreement the Company will file with the Commission a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives. Such registration statement, as finally amended and revised at the time such registration statement is or was declared effective by the Commission, and the information contained in the form of final prospectus, filed with the Commission pursuant to Rule 424(b) and Rule 430A of the Rules and Regulations and deemed to be part of the registration statement), is referred to herein as the "Registration Statement." "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7).

     (j) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

     (k) Neither the Commission nor the securities authority of any state or other jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus, and no proceeding for that purpose has been instituted or, to the best of the Company's knowledge after due inquiry, threatened by the Commission or any such securities authority. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best of the Company's knowledge after due inquiry, threatened or contemplated by the Commission or any such securities authority. Each Preliminary Prospectus complies with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus contained therein, and any amendments or supplements thereof, including without limitation the financial statements included in such Prospectus, contained or will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and conformed or will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), the Prospectus, as amended or supplemented at any such time, contained or will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not or will not include any untrue statements of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. No representation or warranty in this Section 2(k) is made as to information contained in or omitted from the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company hereby acknowledges and agrees that the information set forth under the heading "Underwriting" in the Prospectus constitutes the only written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

     (l) Price Waterhouse LLP, who is certifying and has expressed its opinion with respect to certain of the financial statements filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

     (m) Deloitte & Touche LLP (together with Price Waterhouse LLP, the "Accountants"), who is certifying and has expressed its opinion with respect to certain of the financial statements filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

     (n) Except as disclosed in the Prospectus, the financial statements and related notes thereto included or to be included, as the case may be, in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the entire period involved. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Except as disclosed in the Prospectus, the summary financial and statistical data and the other financial and numerical information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

     (o) The Company is not in default under any court or administrative order or decree, or in default with respect to any provision of any lease, loan agreement, indenture, commission sales agreement, license, permit or other agreement or contractual obligation to which the Company is a party or by which any of its properties are bound, and there does not exist any state of facts which constitute an event of default as defined in any such document or which, upon notice or lapse of time or both, would constitute such an event of default, where in any such case such default or event of default by any party thereto has or is reasonably likely to have a Material Adverse Effect.

     (p) Except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company's knowledge after due inquiry, threatened against or affecting the Company or any property owned or leased by the Company or any of the Company's officers or directors in their capacity as such, before or by any foreign, federal, state, municipal or local court, commission, regulatory body, administrative agency or other government body, which are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.

     (q) The Company does not own any real property. The Company has good and marketable title to all personal property and other assets reflected as owned by the Company in the financial statements described above (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, mortgages, pledges, charges, encumbrances or restrictions of every kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus), or which would not have a Material Adverse Effect or which do not interfere in any material respect with the use of the property or the conduct of the business of the Company; all properties (including without limitation real property and buildings) held or used by the Company under leases, licenses, franchises or other agreements are held by the Company under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements with respect to which the Company is not in default, except to the extent that such defaults in the aggregate do not have a Material Adverse Effect on the conduct of its business or to the extent that the enforceability of the rights and remedies of the Company under any such lease, franchise, license or other agreement may be limited by the application of bankruptcy, reorganization, insolvency or other laws generally affecting the rights of creditors and by equitable principles being applied at the discretion of a court before which any proceeding may be brought.

     (r) Neither the Company nor any of its directors, officers, affiliates or controlling persons has, directly or indirectly (i) taken any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, or might reasonably be expected to constitute, stabilization or manipulation, under the Act or the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of any of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company, except pursuant to this Agreement.

     (s) Except as disclosed in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to the First Closing Date and Second Closing Date:

          (i) the Company has not incurred any material liabilities or obligations, direct, indirect or contingent, or entered into any material transactions, other than in the ordinary course of business or pursuant to this Agreement and the transactions referred to herein;

          (ii) the Company has not purchased any of its outstanding capital stock or paid or declared or otherwise made any dividends or other distributions of any kind with respect to any class of its capital stock, and the Company is not delinquent in the payment of principal or interest on any outstanding material debt obligation; and

          (iii) there has not been (A) any change in the capital stock or any material change in the indebtedness of the Company, or (B) any material adverse change or any development involving a prospective material adverse change in its business (resulting from litigation or otherwise), properties, business prospects, condition (financial or otherwise), net worth or results of operations.

     (t) There is no contract or other document, transaction or relationship of a character required to be described in the Prospectus or the Registration Statement or to be filed as an exhibit to the Registration Statement that has not been described, incorporated therein by reference or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as enforceability of any such agreement may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and by equitable principles being applied at the discretion of a court before which any proceeding may be brought.

     (u) Except as disclosed in the Prospectus, the Company has filed all necessary foreign, federal, state, municipal and local income and franchise tax returns and paid all taxes shown as due thereon as well as all other taxes, assessments and governmental charges that are due and payable; and no tax deficiency has been asserted or, to the best of the Company's knowledge after due inquiry, threatened against the Company that would have a Material Adverse Effect.

     (v) To the best knowledge of the officers of the Company, neither the Company nor any director, officer, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, at any time:

          (i) made any unlawful contribution to any candidate for political office or failed to disclose fully any contribution in violation of law; or

          (ii) made any payment to any foreign, federal, state, municipal or local government officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or any applicable foreign jurisdiction.

     (w) The Company has in place and effective such policies of insurance, with limits of liability in such amounts, as are customary and prudent in the business in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a comparable cost.

     (x) Except as disclosed in the Prospectus, the Company owns or has adequate rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, patent rights, patent applications, mask works and copyrights necessary for the conduct of its businesses and the ownership of its properties, and the Company has no knowledge of any infringement by it of any trademark, service mark, trade name right, patent right, mask work, copyright, license, trade secret or other similar right of any other person or entity, and there is no claim being made against the Company, or to the best of the Company's knowledge, any employee of the Company, regarding trademark, service mark, trade name, patent, mask work, copyright, license, trade secret or other infringement.

     (y) The Company holds and is in substantial compliance with all material permits, certificates, licenses, approvals, registrations, franchises and authorizations (collectively, the "Permits") required under all laws, rules and regulations to own its properties and conduct its business in the manner described in the Prospectus; and all of such Permits are in full force and effect; the Company has fulfilled and performed all of its material obligations with respect to such Permits; no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination of any such Permit or result in any other material impairment of the Company's rights under any such Permit; and such Permits contain no restrictions that materially affect the Company's ability to conduct its business. There are no pending proceedings, and the Company has not received notice of any threatened proceedings, relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any such Permit. The Company is not and has not been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules or regulations (including without limitation those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except any such violations that have been fully cured or satisfied without recourse or that are not, either individually or collectively, reasonably likely to have a Material Adverse Effect.

     (z) Except for the Company's Pioneer Simplified Employee Pension Plan, the Company does not maintain, contribute to, or sponsor any program or arrangement that is an "employee benefit plan," an "employee welfare plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not now, and has at no time previously, maintained or contributed to a "defined benefit plan," as defined in Section 3(35) of ERISA.

     (aa) The Company is not an "investment company," or a company "controlled" by, or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and upon the Company's receipt of any proceeds from the sale of the Shares, it will not become or be deemed to be an "investment company" under the 1940 Act.

     (ab) The Company makes and keeps accurate books and records reflecting the Company's assets and maintains internal accounting controls which provide reasonable assurance that:

          (i) transactions are executed with management's authorization; and

          (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company; and

          (iii) access to the assets of the Company is permitted only in accordance with management's authorization; and

          (iv) the reported amounts of the assets of the Company are compared with the existing assets of the Company at reasonable intervals and appropriate action is taken with respect to any differences.

     (ac) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in (i) the securities registered pursuant to the Registration Statement or (ii) any other securities now or hereafter registered pursuant to any other registration statement filed by the Company under the Act. Except as disclosed in the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, and all such holders, if any, have waived all such rights as of the date hereof.

     (ad) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters at the Closing shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

     A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 9(g)(i) or 9(g)(ii) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

     SECTION 3. REPRESENTATIVES OF UNDERWRITERS. The Representatives will act as the representatives for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all of the Underwriters.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that only the information set forth in the section in the Prospectus entitled "Underwriting," was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, and that such information is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to all of the terms and conditions herein set forth, (i) the Company agrees to issue and to sell to the Underwriters identified in SCHEDULE A a total of 2,000,000 Firm Shares and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE A at the price per share of [$ ] at a closing described in Section 5(d) below.

     (b) Upon the basis of the representations, warranties, covenants and agreements herein contained, but subject to all of the terms and conditions herein set forth, the Company hereby grants an option (the "Option") to the several Underwriters to purchase, severally and not jointly, from the Company up to 300,000 Option Shares in the same proportion as the number of shares set forth opposite their names on SCHEDULE A bears to the total number of Firm Shares to be sold to the Underwriters hereunder, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares, at the purchase price per share to be paid by the Underwriters for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The Option may be exercised at any time (but not more than once), in whole or in part, on or before the 30th day after the date of this Agreement, upon written or telecopied notice (the "Option Notice") by the Representatives to the Company no later than 5:00 p.m. eastern time, setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the Option, the names and denominations in which the certificates for such shares are to be registered, and the time and place at which such certificates shall be delivered to and paid for by the Underwriters. Such time of delivery may not be earlier than the First Closing Date, and is herein called the "Second Closing Date." The Second Closing Date shall be determined by the Representatives, but if at any time other than the First Closing Date, shall not be earlier than three (3) nor later than ten (10) full business days after delivery of the Option Notice unless otherwise agreed upon by the Representatives and the Company. Certificates for the Option Shares shall be made available for checking and packaging at 9:00 a.m., eastern time, on the business day immediately preceding the Second Closing Date at a location to be designated by the Representatives. On the Second Closing Date the Company shall issue and sell to the Underwriters the number of Shares set forth in the Option Notice, and each Underwriter will purchase the number of Option Shares allocated to it pursuant to the first sentence of this Section 5(b). The MANNER of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Option Shares shall be the same as for the Firm Shares as specified in Section 5(d).

     (c) The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of such Underwriter's Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment on behalf of any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement.

     (d) At 9:00 a.m., eastern time, on the fourth business day after the date of this Agreement, unless otherwise required by the Commission pursuant to Rule 15c6-1 of the Exchange Act or at such other time on such other day not later than five business days after such fourth business day as the Representatives and the Company may agree, the Company shall deliver to the Representatives, at the offices of Advest, Inc., 40 Rector Street, New York, New York 10006, or through the facilities of the Depository Trust Company, 55 Water Street, New York, New York 10041, for the accounts of the several Underwriters, certificates in definitive form representing the Firm Shares to be sold by them, against payment in Hartford, Connecticut or such other location agreed upon by the parties of the purchase price therefor by certified or bank cashier's check in New York Clearing House (next day) funds payable to the order of the Company for the shares to be sold by it. Such time of delivery against payment is referred to herein as the "First Closing Date," and the First Closing Date and the Second Closing Date are referred to herein individually as a

"Closing Date." The certificates representing the Firm Shares to be delivered shall be in denominations and registered in such names as the Representatives request by notice to the Company prior to 9:00 a.m., eastern time, on the second full business day preceding the First Closing Date, and shall be made available for checking and packaging at 9:00 a.m., eastern time, on the business day immediately preceding the First Closing Date at a location to be designated by the Representatives.

     (e) The Company shall bear the cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Company Firm Shares and the Option Shares sold by the Company to the respective Underwriters. The Company shall pay and save each Underwriter and any subsequent holder of each Share harmless from any and all liabilities with respect to or resulting from any failure or delay in paying foreign, federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and/or the Option Shares.

     SECTION 6. WARRANTS. In order to induce you to enter into this Agreement, the Company shall execute and deliver to you, in your respective individual capacities and not as the Representatives, warrants (the "Warrants") to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $____________ per share (120% of the price per share set forth in Section 1 hereof). The Warrants shall be exercisable in whole or in part from time to time during the period commencing one year and ending five years after the effective date of the Registration Statement. The Warrants shall be in the form of Exhibit __ to the Registration Statement. Execution and delivery of the Warrants, registered in your respective name or the names of such of your respective officers as you shall notify the Company in writing, shall be made to you, at the offices of Advest, Inc. at 40 Rector Street, New York, New York 10006, on the Closing Date. The cost of original issue tax stamps, if any, in connection with the execution and delivery of the Warrants shall be borne by the Company.

     SECTION 7. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

     (a) The Company shall not during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an underwriter or any dealer, file any amendment or supplement to the Registration Statement or any Preliminary Prospectus or the Prospectus (including without limitation a prospectus filed pursuant to Rule 424(b)), unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

     (b) The Company shall use its best efforts to cause the Registration Statement to continue to be effective and each post-effective amendment thereto to become effective, and shall notify the Representatives and counsel to the Underwriters promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request by the Commission or any securities authority of any other jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus (other than a communication confirming the effectiveness of the Registration Statement); and
(v) of receipt by the Company of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation of any proceedings for that purpose or threat thereof. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension.

     (c) The Company shall comply with all the provisions of any undertakings contained in the Registration Statement.

     (d) The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.

     (e) For a period of three years from the effective date of the Registration Statement (the "Effective Date"), the Company shall furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including without limitation a balance sheet and statements of income, stockholders' equity and cash flow of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company for such quarter in reasonable detail.

     (f) The Company shall make generally available to holders of its securities and the Representatives as soon as may be practicable, but in no event later than the 45th day following the end of the first quarter first occurring after the first anniversary of the Effective Date, an earnings statement (which need not be audited but shall be in reasonable detail) satisfying the provisions of
Section 11(a) of the Act (including without limitation Rule 158 of the Rules and Regulations).

     (g) Neither the Company nor any of its officers, directors or affiliates will at any time, directly or indirectly, (i) take any action designed, or which might reasonably be expected to cause or result in, or which shall constitute, or might reasonably be expected to constitute, stabilization or manipulation, under the Act or the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of any of the Shares,

(ii) sell, bid for, purchase or pay any person any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting another person to purchase any securities of the Company, except pursuant to this Agreement.

     (h) The Company shall apply the net proceeds from the Offering and sale of the Shares to be sold by it hereunder solely for the purposes set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

     (i) The Company shall not file with the Commission any registration statement on Form S-8 relating to shares of its Common Stock prior to 90 days after the Effective Date.

     (j) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, shall furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act, and, if the Representatives do not object to the contents thereof, shall file such Prospectus with the Commission in compliance with such Rules, provided that the Company shall file such prospectus with the Commission not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date. Upon filing the Prospectus with the Commission in compliance with such Rules, the Company shall so advise the Representatives promptly.

     (k) If, at any time when a prospectus relating to the Shares is required by law to be delivered, any event occurs as a result of which the Prospectus or the Registration Statement, as then amended or supplemented, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendment or supplement thereto, to comply with the Act, the Company promptly shall advise the Representatives and counsel to the Underwriters thereof and forthwith shall prepare and duly file with the Commission an appropriate amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Representatives may from time to time reasonably request. If any Underwriter is required to deliver a prospectus nine months or more after the Effective Date, the Company, upon request of the Representatives but at the expense of the Company, shall prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any condition set forth in Section 9.

     (l) Except as contemplated by the Prospectus, the Company shall not, prior to the Second Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to
Item 404 of Regulation S-K under the Act unless the Company gives the Representatives adequate prior notice of any such transaction and, if the Representatives reasonably request but at the Company's expense, files a post-effective amendment to the Registration Statement to include the required disclosure regarding any such transaction.

     (m) Except as disclosed in the Prospectus, the Company shall not acquire any of the Common Stock before the Second Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first; and the Company shall not declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date.

     (n) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or any dealer, the Company shall furnish or cause to be furnished to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives reasonably may request for the purposes contemplated by the Act.

     (o) Prior to any public offering of the Shares, the Company shall cooperate with the Representatives and counsel to the Underwriters in qualifying or registering the Shares for offer and sale under the Blue Sky Laws of such jurisdictions as the Representatives reasonably may designate, provided the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to consent to general service of process under the law of any state where it is not now so qualified (except with respect to the offering and sale of the Shares), and the Company shall continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company shall file such reports and statements as may be required to continue such qualification in effect for so long a period as the Representatives may reasonably request for a distribution of the Shares.

     (p) During the period ending three (3) years after the date of this Agreement, (i) as soon as practicable after the end of each of its fiscal years, the Company shall furnish to the Representatives one (1) copy, of the annual report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and corresponding consolidated statements of earnings, shareholders' equity and cash flows for the year then ended, such consolidated financial statements to be under the certificate or opinion of the Company's independent accountants, and (ii) the Company shall file promptly and shall furnish to the Representatives at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act. During such three-year period, the Company also shall furnish to the Representatives one (1) copy of each of the following:

     (A) as soon as practicable after the filing thereof, each report, statement, or other document filed by the Company with the Commission;

     (B) as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Company to either the NASD or Nasdaq pursuant to requirements of or agreements with the NASD or Nasdaq; and

     (C) as soon as available, each report, statement or other document of the Company mailed to its stockholders.

     (q) The Company shall use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 9.

     (r) The Company shall deliver the requisite notice of issuance to the NASD and shall take all necessary or appropriate action within its power to maintain the listing of the Common Stock on the Nasdaq National Market for a period of at least thirty-six months after the date of the Agreement.

     (s) The Company shall prepare and timely file with the Commission, from time to time, such reports and statements as may be required to be filed by the Exchange Act and/or the Rules and Regulations.

     (t) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

     (u) Without the prior written consent of the Representatives, during the period from the date of this Agreement until one hundred eighty (180) days from the Effective Date: the Company shall not, directly or indirectly, grant, offer, sell, contract to sell, issue, dividend, transfer or otherwise dispose of any equity security of the Company, including without limitation shares of the Company's Common Stock or any options, rights or warrants with respect to any equity security of the Company, including without limitation shares of the Company's Common Stock, except pursuant to this Agreement for the grant of options with respect to shares of Common Stock pursuant to the Company's 1991, 1994, and Non-Employee Director Stock Option Plans ("Stock Option Plans") or except upon the exercise of stock options or warrants outstanding on the date of this Agreement to the extent that such stock options or warrants are disclosed in the Prospectus or granted hereafter pursuant to the Company's Stock Option Plans.

     SECTION 8. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company shall pay, or reimburse the Representatives if paid by the Representatives, for all costs, fees and expenses incurred by or on behalf of the Company in connection with the public offering. Such costs, fees and expenses to be paid by the Company include the following:

     (a) All costs, fees and expenses (other than expenses customarily paid by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing, the reasonable fees and expenses of the Company's accountants and the reasonable fees and expenses of counsel for the Company, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, and with the reproduction of this Agreement, the Agreement Among Underwriters, the Selling Agreement, the Underwriters' Questionnaire, various Underwriters' letters, and the Preliminary and all Supplemental Blue Sky Memoranda. Except as set forth in Section 8(b), 10, 12 or 15, the Underwriters will pay all their own costs and expenses, including the legal fees and disbursements of counsel for the Underwriters, stock transfer taxes on resale of the Shares by any Underwriter and any travel, telephone and advertising relating to any offers made by the Underwriters.

     (b) All filing and registration fees and expenses, including without limitation the legal fees and disbursements of counsel for the Underwriters, incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws (including without limitation the preparation of the Preliminary and all Supplemental Blue Sky Memoranda), NASD filing fees and the listing of the Shares on the Nasdaq National Market.

     (c) All fees and expenses of the Company's transfer agent, the cost of printing and delivering the certificates representing the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the underwriters.

     SECTION 9. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be; and to the performance by the Company of its obligations hereunder theretofore to be performed; and to the following additional conditions, except to the extent waived in writing by the
Representatives:

     (a) The Representatives shall have been notified not later than 5:00 p.m., eastern time, on the date of this Agreement, that the Commission has declared the Registration Statement effective. The Representatives shall also be notified not later than the time specified in Section 7(j) hereof that all filings of the Company required by Rule 424 and Rule 430A of the Rules and Regulations have been made.

     (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Representatives, threatened or contemplated by the Commission. Any request for additional information on the part of the staff of the Commission or any such authority shall have been complied with to the satisfaction of the staff of the Commission or such authority. After the date of this Agreement, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith.

     (c) The Shares shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Representatives as contemplated by Section 7(o); each such qualification shall be in effect and not subject to any stop order and no proceeding for such purpose shall be pending before or, to the knowledge of the Company or the Representatives, threatened or contemplated by the authorities of any such jurisdiction on the applicable Closing Date; and the offering of the Shares shall have been cleared by the NASD.

     (d) The legality and sufficiency of the authorization, issuance and sale of the Shares, the validity and form of the certificates representing the Shares, the execution and delivery of this Underwriting Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements and other statistical or financial data included therein) shall have been approved by Ropes & Gray, counsel for the Underwriters.

     (e) The Representatives shall not have been advised by the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus:

     (i) There shall not have been any material adverse change or development in the business (whether by reason of any court, legislative, other governmental action, order or decree, or otherwise), business prospects, properties, general affairs, management, condition (financial or otherwise), net worth or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, which has not been disclosed in or otherwise contemplated by the Registration Statement or the Prospectus; and

     (ii) The Company shall not have sustained any material loss or interference with its business or properties from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) or from any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if any such development or developments described in Section 9(f)(i) or Section 9(f)(ii), in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and/or this Agreement.

     (g) There shall have been furnished to the Representatives, as the representatives of the Underwriters, on each Closing Date, except as otherwise expressly provided below:

     (i) An opinion of Fulbright & Jaworski L.L.P., counsel for the Company, reasonably satisfactory to the Representatives and counsel for the Underwriters, addressed to the Representatives as the representatives of the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

          (A) The Company has been duly organized, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus. To the knowledge of such counsel, the Company does not own, directly or indirectly any shares of capital stock of any corporation or have any equity interest in any firm, partnership or joint venture. The Company is qualified to do business as a foreign corporation in the State of Connecticut; and

          (B) The authorized capital stock of the Company consists of [ ] shares of Common Stock, $.01 par value, and [ ] shares of Preferred Stock, $.01 par value, and all such stock, including the Shares, conformed in all material respects as to legal matters to the descriptions thereof in the Prospectus under the caption "Description of Capital Stock" as of the date of the Prospectus; and

          (C) To the best of counsel's knowledge after due inquiry, the Company is not in violation of any provision of its Charter; and

          (D) The authorized, issued and outstanding capital stock of the Company is as set forth in the "Capitalization" table contained in the Prospectus, except for issuances or forfeitures subsequent to the date of the information provided in such table, if any, pursuant to [stock option and other sources of subsequent issuances such as debt or preferred stock conversions]. The Shares and the other shares of capital stock issued and outstanding on this date have been duly authorized and validly issued and are fully paid and nonassessable. To the best of counsel's knowledge after due inquiry, there are no preemptive, preferential or other rights to subscribe for or purchase any of the Shares; and

          (E) The Shares have been duly authorized; the certificates for the Shares to be delivered hereunder are in due and proper form; and when the certificates for the Shares to be sold by the Company are duly countersigned by the Company's transfer agent and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Stock represented thereby will be validly issued, fully paid and nonassessable. Upon delivery to the Underwriters or upon the Representatives' order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, each Underwriter who purchases shares in good faith and without knowledge of any adverse claim (as defined in Section 8-302 of the New York Uniform Commercial Code) will acquire good and valid title to the Shares being issued by the Company to the Underwriters, free and clear of any adverse claim; and

          (F) To the best of counsel's knowledge after due inquiry, except as disclosed in the Prospectus, there are no outstanding (1) options, warrants or other rights of any description, contractual or otherwise, entitling any person to purchase or receive any class of security from the Company, or
     (2) securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of the Company's capital stock, or any of such options, warrants, other rights or convertible securities or obligations; and

          (G) The Common Stock has been approved for listing on the Nasdaq National Market, subject only to official notice of issuance; and

          (H) The Company has full corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action; will not violate any provision of its Charter; will not result in the breach or be in violation of or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of (1) any lease, franchise, license, indenture, loan agreement, mortgage, deed of trust, voting trust agreement or any other contract, agreement or instrument listed as an exhibit to the Registration Statement (2) any statute, order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency, authority or other governmental body having jurisdiction over the Company or any of its properties or (3) any order of which such counsel is aware of any court or regulatory body, administrative agency, authority or other governmental body rendered in any proceeding to which the Company was or is now a party or by which it and/or any of its properties is bound. This Agreement has been duly executed and delivered by the Company; and

          (I) The Warrants have been duly authorized, executed, issued and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The shares of Common Stock required to be issued by the Company upon exercise of the Warrants have been duly authorized and reserved for issuance, and, when issued and delivered upon payment of the exercise price therefor as provided in the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

          (J) No consent, approval, authorization or other order of, or filing or declaration with, any court or regulatory body, administrative agency or other governmental body of the United States or any other jurisdiction is necessary in connection with the execution, delivery and performance of this Agreement and/or the issuance and/or sale of the Shares or the Warrants, or the issuance of shares of Common Stock upon exercise of the Warrants, by the Company pursuant to this Agreement and/or the consummation of the transactions contemplated by this Agreement, other than such as have been obtained or made by the Company on or before the date of this Agreement, except the registration of the Shares under the Act, the Exchange Act and the Rules and Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required by the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters (as to which such counsel need express no opinion) or the by-laws and rules of the NASD in connection with the purchase and distribution by the several Underwriters of the Shares (as to which such counsel need express no opinion); and

          (K) (1) The Registration Statement has become effective under the Act and any required filing pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); (2) to the best knowledge of such counsel after due inquiry no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission; (3) the Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and (4) such counsel does not know of any actions, suits or legal or governmental proceedings pending, or, to such counsel's best knowledge, after due inquiry, threatened against the Company or any property owned or leased by the Company or any of the Company's officers or directors in their capacity as such, before or by any foreign, federal, state, municipal or local court, commission, regulatory body, administrative agency or other governmental body, that are required to be described in the Registration Statement or the Prospectus that are not described as required or which question the validity of this Agreement or any action taken or to be taken pursuant hereto, nor is such counsel aware of any contracts or other documents, transactions or relationships of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated therein or filed as required; and

          (L) To the best of counsel's knowledge after due inquiry, there are no pending or threatened proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any material permits, certificates, licenses, approvals, registrations and authorizations of the Company; and

          (M) The Company is not an "investment company," or a company "controlled" by, or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," within the meaning of the 1940 Act, and upon the Company's receipt of any proceeds from the sale of the Shares, it will not become or be deemed to be an "investment company" under the 1940 Act; and

          (N) To the best of counsel's knowledge after due inquiry, except as disclosed in the Prospectus, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in (1) the securities registered pursuant to the Registration Statement or (2) any other securities now or hereafter registered pursuant to any other registration statement filed by the Company under the Act. To the best of counsel's knowledge after due inquiry, except as disclosed in the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, or all such holders, if any, have waived all such rights as of the date hereof; and

          (O) The description in the Registration Statement and the Prospectus of statutes and contracts and other legal documents described therein are fair summaries thereof and present fairly the information required to be shown with respect to such matters.

     Such counsel may rely as to factual matters on certificates of officers of the Company and of state officials, in which case the opinion of counsel to the Company shall state that they are so doing and copies of such certificates or opinions shall be attached to such counsel's opinion.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume responsibility for, the accuracy or completeness of statements in the Registration Statement or the

Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including without limitation review and discussion of the contents thereof, and no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made or that the Prospectus, as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion). Notwithstanding anything herein to the contrary, it is understood and agreed that other counsel to the Company are rendering opinions with respect to (i) the sections of the Prospectus entitled "Risk Factors--Protection of Intellectual Property and Proprietary Technology," "Business--Patents and Proprietary Information," and (ii) the sections of the Prospectus relating to the FDA under sections entitled "Risk Factors--Government Regulation" and "Business--Government Regulation," and no opinions are expressed herein with respect to such sections or matters notwithstanding the location of such matters in the Prospectus.

     (ii) An opinion of Testa, Hurwitz & Thibeault, special patent counsel for the Company, reasonably satisfactory to the Representatives and counsel to the Underwriters, addressed to the Representatives as the representatives of the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

          [THIS IS UNDER REVIEW PENDING COMPLETION OF PATENT DILIGENCE]

          [_______________(A) [Record title in each of [______________]
     (individually a "U.S. Patent," and collectively the "U.S. Patents") is owned by the Company free and clear of any liens or interests therein held by any other person or entity; and

          (B) Record title in each of the following non-U.S. patents:

              COUNTRY         PATENT NO.     DATE OF GRANT
              -------         ----------     -------------

     (individually a "Foreign Patent," and collectively the "Foreign Patents") is owned by the Company free and clear of any liens or interests therein held by any other person or entity; and

          (C) Record title in each of the following U.S. patent applications:

                  APPLICATION NO.          DATE OF FILING
                  ---------------          --------------

     (individually a "U.S. Application" and collectively the "U.S. Applications") is owned by the Company free and clear of any liens or interests therein held by any other person or entity; and

          (D) Record title in each of the following non-U.S. patent applications:

              COUNTRY      APPLICATION NO.        DATE OF FILING
              -------      ---------------        --------------

     (individually a "Foreign Application" and collectively the "Foreign Applications") is owned by the Company free and clear of any liens or interests therein held by any other person or entity; and

          (E) Each of the U.S. Patents and Foreign Patents was duly and validly issued and, on the basis of all information which has been made available to us, is neither invalid nor unenforceable; and

          (F) On the basis of information supplied by the Company, such counsel has no reason to believe that any of the Company's products infringe any rights of any third party; and

          (G) On the basis of such counsel's knowledge and representations by the Company, there is no pending or threatened litigation, administrative or other proceeding or claim of any third party the outcome of which could adversely affect the Company's rights in and to any U.S. or Foreign Patent or any U.S. or Foreign Application; and

          (H) The Company has not been charged or, to such counsel's knowledge after due inquiry of the Company, been threatened to be charged with any infringement of any patent, copyright, copyright registration, trade secret or any other proprietary right of any other person or entity; and

          (I) The Company owns or has adequate rights to use all patent rights and all rights under mask works and copyrights necessary for the conduct of its businesses, and, after due inquiry of the Company, such counsel has no knowledge of any infringement by the Company of any patent, mask work registration, copyright, license, trade secret or other similar right of any other person or entity, and, after due inquiry of the Company, such counsel has no knowledge of any claim being made against the Company or any employee of the Company, regarding patent, mask work or copyright infringement, breach of license, trade secret misappropriation or other similar violation of a third party's rights materially affecting the ability of the Company to conduct its business, except as set forth herein; and

          (J) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any law, rule, regulation or order applicable to any U.S. Patent, Foreign Patent or to any U.S. or Foreign Application; and

          (K) Each of the hardware products being manufactured and sold by the Company is covered by at least one claim of at least one of the U.S. Patents, Foreign Patents or Foreign Applications; and

          (L) Although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume responsibility for, the accuracy or completeness of statements in the Registration Statement or the Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including without limitation review and discussion of the contents thereof, and no facts have come to the attention of such counsel which lead them to believe that any of the portions of the Registration Statement or the Prospectus under the captions "Risk Factors-Protection of Intellectual Property and Proprietary Technology," "Business-Patents and Proprietary Information" or any amendment or supplement to the Registration Statement or the Prospectus relating to any of such portions of the Registration Statement or the Prospectus, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made or that the Prospectus, as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion); and

          (M) There are no amendments to the Registration Statement required to be filed or any legal or governmental proceedings pending, or, to such counsel's best knowledge, after due inquiry, threatened, that are required to be described in the Prospectus that are not described as required, nor are there any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, and

          (N) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body applicable to any U.S. Patent, Foreign Patent or any Foreign Application is required for the issuance and/or sale of the Shares and/or the consummation of the transactions contemplated by this Agreement, other than such as have been obtained by the Company on or before the date of this Agreement, except the registration of the Shares under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under any Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of the offering contemplated by this Agreement with the NASD; and

          (O) The description in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, and contracts and other legal documents described therein as they apply to each U.S. Patent, Foreign Patent U.S. Application and Foreign Application present fairly the information required to be shown.

     Such counsel may rely as to factual matters on certificates of officers of the Company and of governmental officials, in each case satisfactory to the Representatives, in which case their opinion shall state that they are so doing and that they have no reason to believe that any such certificate is not complete and accurate, and copies of such certificates or opinions shall be attached to such counsel's opinion.]

     (iii) [AN OPINION OF KING & SPALDING, REGULATORY COUNSEL FOR THE COMPANY, DATED THE CLOSING DATE AND ADDRESSED TO YOU, AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS TO THE EFFECT THAT:

     ANY STATEMENTS SET FORTH IN THE REGISTRATION STATEMENT AND THE PROSPECTUS UNDER THE CAPTIONS "RISK FACTORS - GOVERNMENTAL REGULATION: AND "BUSINESS - GOVERNMENT REGULATION" (COLLECTIVELY, THE "FDA PORTION") CONSTITUTE AN ACCURATE SUMMARY IN ALL MATERIAL RESPECTS OF RESTRICTIONS APPLICABLE TO THE BUSINESS OF THE COMPANY ARISING UNDER THE FEDERAL FOOD, DRUG, AND COSMETIC ACT (THE "FFDCA") OR THE REGULATIONS THEREUNDER OR THE FDA REGULATION OF THE BUSINESS OR OPERATIONS OF THE COMPANY, OR OF ANY LEGAL

MATTERS, DOCUMENTS OR PROCEEDINGS REFERRED TO THEREIN AND RELATING TO THE FFDCA OR THE FDA'S REGULATION OF THE BUSINESS OR OPERATIONS OF THE COMPANY OR THE COMPANY'S COMPLIANCE THEREWITH.

     TO COUNSEL'S KNOWLEDGE, THE COMPANY HAS FILED WITH THE FDA FOR AND RECEIVED APPROVAL OF ALL APPLICATIONS, LICENSES, REGISTRATIONS, AND PERMITS ("REGULATORY AUTHORIZATIONS") NECESSARY TO CONDUCT THE BUSINESS OF THE COMPANY DESCRIBED IN THE REGISTRATION STATEMENT AND THE PROSPECTUS; THE COMPANY IS IN THE PROCESS OF COMING INTO COMPLIANCE WITH ALL SUCH REGULATORY AUTHORIZATIONS AND ALL APPLICABLE FDA RULES, REGULATIONS, GUIDELINES AND POLICIES, INCLUDING BUT NOT LIMITED TO, APPLICABLE FDA RULES, REGULATIONS AND POLICIES RELATING TO THE DEVELOPMENT, TESTING, MANUFACTURE, LABELING, STORAGE, RECORD KEEPING, REPORTING, OR MARKETING OF THE PRODUCTS OF THE COMPANY.

     TO COUNSEL'S KNOWLEDGE, THE COMPANY HAS NO REASON TO BELIEVE THAT THE FDA IS CONSIDERING TAKING ANY ACTION TO LIMIT, SUSPEND, REVOKE, OR WITHDRAW ANY SUCH REGULATORY AUTHORIZATION.

     BASED UPON A REVIEW OF THE FDA PORTION, COUNSEL HAS NO REASON TO BELIEVE THAT THE INFORMATION CONTAINED IN THE FDA PORTION OF THE REGISTRATION STATEMENT AND THE PROSPECTUS AT THE TIME IT BECAME EFFECTIVE CONTAINED ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMITTED TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING OR THAT ON THE FIRST CLOSING DATE THE INFORMATION CONTAINED IN THE FDA PORTION OF THE PROSPECTUS OR ANY AMENDMENTS OR SUPPLEMENTS TO THE FDA PORTION OF THE PROSPECTUS CONTAINS ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMITS TO STATE ANY MATERIAL FACT NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN NOT MISLEADING.]

     (iv) Such opinion or opinions of Ropes & Gray, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, validity of the Shares, the Registration Statement and the Prospectus, and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as such counsel reasonably request for the purpose of enabling them to pass upon such matters.

     (v) Concurrently with the execution of this Agreement and on each Closing Date, a certificate of the chief executive officer and the principal financial officer of the Company, dated the date of this Agreement, the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that;

          (A) Each of the representations and warranties of the Company set forth in Section 2 are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be; and

          (B) The Company has duly, timely and fully performed each of the covenants required to be performed by it under this Agreement; and the Company has duly, timely and fully satisfied or fulfilled each condition required to be satisfied or fulfilled by it on or prior to the date of such certificate; and

          (C) To the best of such officers' information and belief after due inquiry, the Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the best knowledge of the respective signatories, are pending or contemplated under the Act; and

          (D) To the best of such officers' knowledge and belief after due inquiry, no order suspending the qualification or registration of the Shares under the Blue Sky Laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company or the Representatives, threatened or contemplated by the authorities of any such jurisdiction; and

          (E) Each of the respective signatories of the certificate has carefully examined the Registration Statement and the Prospectus, and the Registration Statement and the Prospectus and any amendment or supplement thereto contain all statements and information required to be included therein, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make all statements therein not misleading in light of the circumstances under which such statements were made, and since the date on which the Registration Statement was initially filed with the Commission, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; and

          (F) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there, has not been any material adverse change or development (or development involving a potential adverse change) in the business, properties, financial condition or earnings of the Company, whether or not arising from transactions in the ordinary course of business, having a Material Adverse Effect, except as disclosed in or otherwise contemplated by the Prospectus and the Registration Statement as heretofore amended or (but only if the Representatives expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such respective dates and except as so disclosed the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company and was not contemplated by the Prospectus; since such respective dates and except as so disclosed there has not been any material change in the outstanding capital stock of the Company, or any material change in the short-term debt or long-term debt of the Company; since such respective dates and except as to disclosed the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution not expressly consented to in writing by the Representatives upon its outstanding Common Stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such respective dates and except as so disclosed the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and since such respective dates and except as so disclosed in the Prospectus the Company has not sustained any material loss or interference (1) from any strike, fire, flood, windstorm, accident or other calamity or casualty (whether or not insured) or (2) from any court or governmental action, order or decree.

     (vi) Concurrently with the execution of this Agreement, each of the Accountants shall have delivered to the Representatives a letter, dated the date of this Agreement, addressed to the Representatives, as representatives of the Underwriters and the directors of the Company , in form and substance reasonably satisfactory to the Representatives, confirming that the Accountants are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained in the Registration Statement. On the First Closing Date and, as to the Option Shares, the Second Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of the applicable Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in such letter from the Accountants, that nothing has come to their attention during the period from the date of this Agreement to a date (specified in such letter) not more than five
(5) days prior to the First Closing Date or the Second Closing Date, as the case may be, which would require any change in their letter dated the date of this Agreement if it were required to be dated and delivered at the First Closing Date or the Second Closing Date, as applicable. There shall not have been any change or decrease set forth in any of the letters referred to in this Section 9(g)(vi) that makes it impracticable or inadvisable in the reasonable judgment of the Representatives to proceed with the public offering or purchase of the Shares contemplated hereby.

     (vii) Such further certificates and documents as the Representatives reasonably may request (including without limitation certificates of officers of the Company).

     All such opinions, certificates, letters and documents shall be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to the Representatives and to Ropes & Gray, counsel for the Underwriters. The Company shall furnish the

Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably may request.

     (h) On the First Closing Date and the Second Closing Date the Common Stock shall be listed on the Nasdaq National Market and no proceeding relating to delisting the Common Stock from the Nasdaq National Market shall be pending.

     (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, or any of its officers or directors in their capacities as such, for or by any foreign, federal, state, municipal or local court, commission, regulatory body, administrative agency or other governmental body, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

     (j) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at the First Closing Date and, with respect to the Option Shares, at the Second Closing Date, and all covenants and agreements contained in this Agreement to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the First Closing Date and, with respect to the Option Shares, at or prior to the Second Closing Date, shall have been duly performed, fulfilled or complied with.

     (k) On or prior to the First Closing Date the Representatives shall have received the written agreement of each of its officers, directors, principal shareholders and certain option holders evidencing their agreement not to engage in certain transaction in the shares of capital stock of the Company for a period of 180 days following the Effective Date in the form provided by counsel to the Underwriters.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement, at the Representatives' election, shall, upon notification of the Company, terminate without liability on the part of any Underwriter, including without limitation the Representatives, or the Company, except for the expenses to be paid by the Company pursuant to Section 8 or reimbursed by the Company pursuant to Section 10 and except to the extent provided in Section 12.

     SECTION 10. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares at the First Closing is not consummated because any condition to the Underwriters' obligations under this Agreement is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters through you upon demand for all reasonable out-of-pocket expenses (including without limitation reasonable fees and disbursements of counsel) that shall have been incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the sale of Shares up to a maximum of $50,000. Any such failure of consummation shall be without liability of any party to any other except that the provisions of this Section 10 and Sections 8 and 12 shall at all times be effective and shall apply.

     SECTION 11. MAINTENANCE OF EFFECTIVENESS OF REGISTRATION STATEMENT. The Representatives and the Company shall use their respective best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if any such stop order is issued, to obtain the withdrawal of such order at the earliest possible moment.

     SECTION 12. INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter; the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof (including without limitation any and all investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Claims"), whether joint or several, to which any such Underwriter, person or controlling person may become subject under the Act, the Exchange Act, any Blue Sky Law, or any other federal or state statutory law or regulation, at common law or otherwise (including without limitation payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse each Underwriter, each such other person and each such controlling person for any reasonable legal fees or other expenses reasonably incurred by such Underwriter or any such other person party or any such controlling person in connection with investigating, defending against or appearing as a third witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

     (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission to state a material fact made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters to the Company pursuant to Section 4; or

     (ii) such untrue statement or alleged untrue statement or omission or alleged omission to state a material fact was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter within the meaning of Section 15 of the Act of or Section 20 of the Exchange Act) resulted from a Claim by any person who purchased Shares that are the subject thereof from such Underwriter in the offering, and (B) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriters as required by this Agreement. The indemnification obligations of the Company pursuant to this Section 12(a) are in addition to any liabilities the Company may otherwise have.

     The Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such Claim), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such Claim (or related cause of action or portion thereof).

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, and each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any Claim to which the Company or any of its directors, officers or controlling persons or person controlling such persons may become subject under the Act, the Exchange Act, any Blue Sky Law or any other federal or state statutory law or regulation, at common law or otherwise (including without limitation payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement by such Underwriter to the Company pursuant to Section
4. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Company, or any of its directors, officers or controlling persons or any of the controlling persons of such persons in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of an Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchases Shares from such Underwriter and a copy of the Prospectus

(as then amended if the Company shall have amended the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter pursuant to this Section 12(b) are in addition to any liabilities any such Underwriter may otherwise have.

     (c) Any party that proposes to assert its right to be indemnified under this Section 11 shall, promptly after receipt of notice of the commencement of any action against such party in respect of a Claim, if a Claim in respect thereof is to be made against an indemnifying party under this Section 11, notify each such indemnifying party in writing of the commencement thereof (a "Commencement Notice"), and such Commencement Notice shall include a copy of all papers served upon the notifying party, provided that the omission to so notify such indemnifying party or parties shall only relieve the indemnifying party or parties from any liability it or they may have to any indemnified party under this Section 11 to the extent that such omission to give such notice results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving a Commencement Notice, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties in accordance with clause (d) hereof.

     (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under Section 12(a) or Section 12(b) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation subsequently incurred by the indemnified party in connection with such defense, unless:

     (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of Section 12(c) (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Representatives if one or more of the Underwriters or their controlling persons are the indemnified parties); or

     (ii) the indemnifying party has authorized in writing the employment of counsel at the expense of the indemnifying party; or

     (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and any indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party).

     It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party or parties promptly as they are incurred. No indemnifying party shall be liable for any settlement of any action or claim effected without such indemnifying party's written consent (which consent shall not be unreasonably withheld).

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 12 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including without limitation any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any Claim, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which each indemnified party may be subject as a result of such Claim:

     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or

     (ii) if the allocation provided by Section 12(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 12(e)(i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions and other compensation received by the

Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 12(e). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Sections 12(c) and 12(d), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.

     (f) Notwithstanding the other provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions and other compensation received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 12 are several in proportion to the respective number of Firm Shares set forth opposite their names in SCHEDULE A (or such number of Firm Shares increased as set forth in Section 12) and not joint. For purposes of this Section 12, any person who controls a party to this Agreement within the meaning of the Act shall have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 12. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 12, shall notify any such party or parties from whom contribution may be sought, but the omission so to notify shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12. No party shall be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld).

     (g) The indemnity and contribution agreements contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     SECTION 13. SUBSTITUTION OF UNDERWRITERS. It shall be a condition to this Agreement and to the obligations of the Company to sell and deliver the Shares hereunder, and to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this Section 13, each of the Underwriters shall purchase and pay for all of the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters defaults in its or their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the total number of Shares the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including without limitation any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares such defaulting Underwriters agreed but failed or refused to purchase on such Closing Date, provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase pursuant to Section 5 be increased pursuant to this Section 13 by more than one-eleventh of such number of Shares without the prior written consent of such Underwriter. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 8 and except to the extent provided in
Section 12.

     If the Shares to which such a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than seven (7) business days so that the required changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. The term "Underwriter" shall include any person substituting for a defaulting Underwriter hereunder. Nothing contained in this Agreement shall relieve a defaulting Underwriter from liability for its default.

     SECTION 14. EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective immediately upon the execution hereof on the date hereof.

     SECTION 15. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to the First Closing Date and the Option, if exercised, may be canceled by the Representatives at any time prior to the Second Closing Date, prior to delivery of and payment for the applicable Shares, if in the Representatives' sole judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

     (a) additional government restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established over-the-counter on the Nasdaq Stock Market or on the New York Stock Exchange, or trading in securities generally shall have been suspended or limited on the Nasdaq Stock Market or the New York Stock Exchange; or

     (b) a general banking moratorium shall have been established by federal, New York or Connecticut authorities;

     (c) any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in an material respect; or

     (d) any outbreak or escalation of major hostilities or other national or international calamity or crisis or any substantial change in political, financial or economic conditions or any other event or events shall have occurred or shall have accelerated to such extent, in the Representatives' sole judgment, as to have a material adverse effect on the general financial and/or securities markets of the United States or make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement; or

     (e) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq Stock Market.

     Any termination pursuant to this Section 15 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 8 or reimbursed by the Company pursuant to Section 10 and except as to indemnification to the extent provided in Section 12).

     SECTION 16. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officer or directors and of the several Underwriters set forth in or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of any Underwriter, the Company or any of its or their partners, officers, directors, or any controlling person, as the case may be; (b) any termination of this Agreement; and (c) delivery of and payment for the Shares sold hereunder.

     SECTION 17. NOTICES. All communications hereunder shall be in writing and, if sent to the Representatives, shall be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Advest, Inc. at One Commercial Plaza, 280 Trumbull Street, Hartford, Connecticut 06103, Attention: Roger E. Linnemann, with a copy to Steven A. Wilcox, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110; and if sent to the Company, shall be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 200 Cascade Boulevard, Milford, Connecticut 06460, Attention: James Biondi, President, with a copy to Paul Jacobs, Esq., Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103.

     SECTION 18. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and to the benefit of the officers and directors (and their personal representatives and controlling persons referred to in Section 12), and no other person shall acquire or have any right or obligation hereunder. The term successors and assigns shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 19. PARTIAL UNENFORCEABILITY. If any Section, subsection, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties thereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

     SECTION 20. WAIVER OF JURY TRIAL. The Company and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any of the transactions contemplated hereby.

     SECTION 21. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. No doctrine of choice of law shall be used to apply any law other than that of the State of Connecticut, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action upon or relating to this Agreement.

     SECTION 22. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and there are no agreements between the parties with respect to such transactions other than as set forth, or provided for herein.

     SECTION 23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     SECTION 24. HEADINGS FOR CONVENIENCE. The Section titles contained in this Agreement are for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

     SECTION 25. CONSTRUCTION. The terms "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, paragraph and Schedule references are to this Agreement unless otherwise specified.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon this Agreement shall become a binding agreement among the Company and the several Underwriters, including without limitation the Representatives, all in accordance with its terms.

                           Very truly yours,

                           CARDIOPULMONARY CORP.


                           By:________________________________

                           Title:_____________________________

The foregoing Underwriting Agreement
is hereby confirmed and accepted by the
undersigned, acting as Representatives
of the several Underwriters (including
themselves) identified in SCHEDULE A
annexed hereto, as of the date first
above written


ADVEST, INC.


By:_____________________________

Title:__________________________



CRUTTENDEN ROTH INCORPORATED

By:_____________________________

Title:__________________________

                                   SCHEDULE A

                                               Number of Firm
Name of Underwriter                        Shares to be Purchased
- -------------------                        ----------------------

Advest, Inc..............................

Cruttenden Roth Incorporated.............

                                                 ----------
                                    Total:       2,000,000